Exhibit 23(d)

CONSENT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

To the Board of Directors
Equitable Bank

We hereby consent to the inclusion in this Registration Statement on Form S-4 and the Proxy Statement/Prospectus of our report dated October 30, 2002 relating to the consolidated financial statements of Equitable Bank for the years ended September 30, 2002 and 2001.

We also consent to the reference as Experts in the Registration Statement.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Washington, D.C.
January 28, 2003